UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: November 22, 2002
(Date of earliest event reported)

VIB Corp

(Exact Name of Registrant as Specified in Its Charter)

California

(State or other Jurisdiction of Incorporation)

333-43021	33-0780371

(Commission File Number)	(IRS Employer Identification Number)

1498 Main Street, El Centro, California	92243

(Address of Principal Executive Offices)	(Zip Code)

(760) 337-3200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

1

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     At a Special Meeting of Shareholders held on December 4, 2002, the shareholders of Registrant approved the Agreement and Plan of Reorganization dated July 30, 2002, by and between Registrant, Rabobank and Utrecht-America Acquisition Corp. I, pursuant to which all shareholders will be entitled to receive $15.10 per share upon consummation of the merger. As of the record date for the Special Meeting there were 13,600,808 shares of common stock outstanding and entitled to vote, of which 8,481,438 shares voted in favor of the merger, 422,974 shares voted against, and 48,956 shares abstained. No shares perfected dissenters’ rights.

     Consummation of the merger is conditioned on receipt of regulatory approvals. The California Department of Financial Institutions issued their approval on November 26, 2002. The Dutch Ministry of Finance approved the transaction on November 22, 2002. An application to the Board of Governors of the Federal Reserve System is still pending and is anticipated to be acted upon favorably in time for a late December, 2002, closing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIB CORP

Date: December 6, 2002	By:	/s/ Dennis L. Kern

Dennis L. Kern, President and Chief Executive Officer

/s/ Harry G. Gooding, III

Harry G. Gooding, III, Executive Vice President and Chief Executive Officer